UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.05 below.

Item 2.02	Results of Operations and Financial Condition

See Item 2.05 below.

Item 2.05	Costs Associated with Exit or Disposal Activities

During 2006, Lyondell Chemical Company (“Lyondell”) announced that it was evaluating potential strategic alternatives for its inorganic chemicals business. On February 22, 2007, the Board of Directors of Lyondell approved a plan to sell Lyondell’s worldwide inorganic chemicals business, which is conducted through two indirect subsidiaries of Lyondell, Millennium Worldwide Holdings I Inc. and Millennium US Op Co, LLC (collectively, the “Sellers”). On February 23, 2007, the Sellers entered into a Sale and Purchase Agreement (the “Agreement”) with The National Titanium Dioxide Co. Ltd. (Cristal) and, for the limited purposes set forth in the Agreement, Lyondell. Upon consummation of the transactions contemplated by the Agreement, Cristal will purchase from Sellers all of Lyondell’s worldwide inorganic chemicals business for $1.050 billion, in cash, plus the assumption of specified liabilities. The purchase price will be adjusted up or down depending on the change in value of net working capital, cash and specified indebtedness as of the closing date.

The transaction is conditioned upon, among other things, receipt of necessary approvals under applicable antitrust laws and labor and employment regulations and other customary closing conditions. In addition, as a condition to closing, Lyondell’s subsidiaries Millennium Chemicals Inc. and Millennium Holdings LLC will be providing an indemnity to Cristal with respect to legacy liabilities retained by Millennium Holdings. The transaction is expected to close in the first half of 2007.

In conjunction with this transaction, Lyondell has determined that the carrying value of goodwill and software costs associated with the Inorganic Chemicals segment is impaired as of December 31, 2006 resulting in a non-cash fourth quarter charge of $549 million. Lyondell does not expect to incur costs associated with one-time termination benefits, contract termination costs and other associated costs resulting from this disposition. However, Lyondell does expect the sale to result in additional tax payments of approximately $70 million.

Lyondell’s February 26, 2007 press release announcing the transaction is being filed with this Current Report on Form 8-K as Exhibit 99.1, and the Agreement is being filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 2.06	Material Impairments

See Item 2.05 above.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release

99.2	Sale and Purchase Agreement, dated as of February 23, 2007, by and between Millennium Worldwide Holdings I Inc., Millennium US Op Co, LLC and The National Titanium Dioxide Co. Ltd. (Cristal) and, for the limited purposes set forth in the Agreement, Lyondell Chemical Company

FORWARD-LOOKING STATEMENTS

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, Lyondell’s ability to successfully complete the proposed sale of the inorganic chemicals business in the time period anticipated, and for the purchase price and on the other terms set forth in the transaction agreement; and the receipt of regulatory approvals and clearances. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2005, Quarterly Reports on Form 10-Q for the quarter ended September 30, 2006 and Annual Reports on Form 10-K for the year ended December 31, 2006 which will be filed with the SEC by March 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: February 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release

99.2	Sale and Purchase Agreement, dated as of February 23, 2007, by and between Millennium Worldwide Holdings I Inc., Millennium US Op Co, LLC and The National Titanium Dioxide Co. Ltd. (Cristal) and, for the limited purposes set forth in the Agreement, Lyondell Chemical Company